UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

Merix Corporation
(Exact name of registrant as specified in its charter)

Oregon	1-33752	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On February 9, 2010, Merix Corporation (“Merix”) sent a notice to its directors and executive officers informing them that it no longer anticipates the need for a blackout period (the “Blackout Period”) affecting directors and executive officers of Merix who continue as directors or executive officers of Viasystems Group, Inc. (“Viasystems”) after the closing of the merger between Merix and Viasystems.  This notice was an update to an earlier notice which was sent to directors and executive officers on January 14, 2010 and reported on a Current Report on Form 8-K filed on January 14, 2010.

The updated notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and a copy of the updated notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Update to Important Notice to Directors and Officers of Merix Corporation Concerning the Expected Cancellation of Blackout Period and Regulation BTR Trading Restrictions, dated February 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)
Date: February 9, 2010	By:	/S/ Kelly E. Lang
Kelly E. Lang
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Update to Important Notice to Directors and Officers of Merix Corporation Concerning the Expected Cancellation of Blackout Period and Regulation BTR Trading Restrictions, dated February 9, 2010.

Exhibit 99.1

Update to Important Notice to Directors and Executive Officers
of Merix Corporation
Concerning the Expected Cancellation of  Blackout Period
and Regulation BTR Trading Restrictions

The anticipated merger between Merix Corporation (“Merix”) and Viasystems Group, Inc. (“Viasystems”) will result in an exchange of Merix common stock for Viasystems common stock.  Previously, we sent you a blackout notice (the “Blackout Notice”) in order to notify you that directors and executive officers of Merix who continue as directors or executive officers of Viasystems after the closing of the merger would, subject to certain exceptions, be prevented from buying or selling shares of Viasystems common stock (“Viasystems Shares”) during a “blackout period” that was expected to begin on or about February 9, 2010 and end during the week of February 14, 2010.

This notice is to notify you that the aforementioned “blackout period” is now not expected to occur.

The reason a blackout period was expected to occur, as provided in the Blackout Notice, is that Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally require a blackout period to be imposed during which directors and executive officers are subject to trading restrictions if 50% or more of the participants in all individual account plans of an issuer are prohibited from engaging in transactions with respect to the issuer’s equity securities in their plan accounts for more than three consecutive business days.  The Blackout Trading Restriction also generally requires that we provide you and the Securities and Exchange Commission (the “SEC”) with advance notice of such a blackout period.

In this case, a blackout period was originally expected to occur because the trustee/administrator of the Merix Corporation 401(k) Profit Sharing Plan (the “Plan”) will impose restrictions on transactions by Plan participants in order to provide for the conversion of shares of Merix common stock held by the Merix Stock Fund into Viasystems Shares contingent upon the closing of the merger between Merix and Viasystems.  Plan participants will be prevented from moving money in or out of the Merix Stock Fund, changing funds within the Merix Stock Fund in which a participant invests money and changing how much of each paycheck is invested in the Merix Stock Fund.  In addition, the following general restrictions will be imposed: Plan participants will be restricted from changing the address on their account, requesting a loan, making unscheduled loan repayments and requesting withdrawals or distributions.

Merix now expects that a blackout period will not occur because the Plan restrictions are not expected to exceed a period of three consecutive business days.  You will be notified directly in the event that the Plan restrictions do in fact exceed three consecutive business days, in which case a blackout period will occur.

Questions regarding the Blackout Notice, this updated notice or any blackout period that could apply to directors and executive officers (including questions regarding whether a blackout period is being imposed) from and after the closing of the merger may be directed to:

Bailey Hurley
Viasystems Group, Inc.
101 South Hanley Road, Suite 400
St. Louis, Missouri 63105
(314) 719-1838

Prior to the closing of the merger, inquires regarding the Blackout Notice, this updated notice or any blackout period that could apply may be directed to:

Kelly Lang
Merix Corporation
15725 SW Greystone Court, Suite 200
Beaverton, Oregon  97006
(503) 716-3650

Important Legal Information
No statement in this document is an offer to purchase or a solicitation of an offer to sell securities.